UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 19, 2015 (March 19, 2015)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On March 19, 2015, Rite Aid Corporation (the “Company”) announced the terms of an offering (the “Notes Offering”) of $1.8 billion aggregate principal amount of 6.125% Senior Notes due 2023 (the “Notes”).  The Notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by substantially all of the Company’s subsidiaries. The Notes Offering is expected to close on April 2, 2015, subject to customary closing conditions.

The Company also announced that the U.S. Federal Trade Commission (FTC) granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), effective as of March 9, 2015, with respect to Rite Aid’s pending acquisition of EnvisionRx. The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other regulatory approvals and customary closing conditions. As previously announced, the acquisition is expected to close by September 2015.

The Company intends to use the net proceeds from the Notes Offering, together with available cash and borrowings under its Senior Credit Facility, to fund the cash portion of the consideration and related fees and expenses payable by the Company to equity holders of Envision Pharmaceutical Services, LLC (“EnvisionRx”) upon the closing of the Company’s previously announced acquisition of EnvisionRx. In the event the acquisition is not completed, the Company has the ability to use the net proceeds to refinance certain of its existing indebtedness or to redeem the notes.

A copy of the press release announcing the pricing of the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release announcing the pricing of the Notes Offering, dated March 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Dated: March 19, 2015	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the pricing of the Notes Offering, dated March 19, 2015.